                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-83492-01) and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-56106, No. 333-42932, No. 333-64167, No. 333-57781,
No. 33-88426, No. 333-27835, and No. 333-27831) of GTECH Holdings Corporation of our report dated March 22, 2002, except for Note F, as to which the date is April 2, 2002, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in this Annual Report
(Form 10-K) for the fiscal year ended February 23, 2002.


                                                               ERNST & YOUNG LLP



Boston, Massachusetts
April 15, 2002